UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2014 (September 9, 2014)

Magellan Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 1950, Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

(720) 484-2400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 9, 2014, the Board of Directors (the "Board") of Magellan Petroleum Corporation (the "Company"), upon the review and recommendation of the Compensation, Nominating and Governance Committee of the Board, adopted an amendment (the "Amendment") to the Company's previously reported 1998 Stock Incentive Plan (the "1998 Plan") to provide an additional "net exercise" alternative with respect to the cashless exercise provisions in the 1998 Plan for the payment of the purchase price for shares of the Company's common stock that may be acquired pursuant to the exercise of stock options that have been previously granted under the 1998 Plan.
The brief description of the Amendment set forth above is subject to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein. In addition, the 1998 Plan is incorporated by reference as Exhibit 10.2 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed or incorporated by reference as part of this report:
Exhibit
No.         Description
10.1*    Amendment to 1998 Stock Incentive Plan dated effective as of September 9, 2014
10.2    1998 Stock Incentive Plan, as amended and restated through September 28, 2010 (filed as Exhibit 10.1 to the registrant's Current Report on Form 8-K filed on December 13, 2010 and incorporated herein by reference)

*        Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

	By:	/s/ J. Thomas Wilson
John Thomas Wilson, President and Chief Executive Officer
(as Principal Executive Officer)

September 11, 2014